Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Articles Supplementary to Articles of Incorporation of ING Partners, Inc. dated July 21, 2005 - filed herein.

(a)(2) Articles Supplementary to Articles of Incorporation of ING Partners, Inc. dated August 8, 2005 - filed herein.

(a)(3) Articles of Amendment dated October 31, 2005 regarding the name change of ING Salomon Brothers Fundamental Value Portfolio to ING Davis Venture Value Portfolio for the Initial Class, Adviser Class and Service Class - filed herein.

(a)(4) Articles Supplementary to Articles of Incorporation of ING Partners, Inc. dated November 23, 2005 - filed herein.

(e)(1) Amended Schedule A, dated October 31, 2005 to Investment Advisory Agreement between ING Partners, Inc. and ING Life Insurance and Annuity Company
- filed herein.

(e)(2) Amended Schedule B, dated October 31, 2005 to Investment Advisory Agreement between ING Partners, Inc. and ING Life Insurance and Annuity Company
- filed herein

(e)(3) Amended Schedule A, dated December 7, 2005 to Investment Advisory Agreement between ING Partners, Inc. and ING Life Insurance and Annuity Company
- filed herein.

(e)(4) Amended Schedule B, dated December 7, 2005 to Investment Advisory Agreement between ING Partners, Inc. and ING Life Insurance and Annuity Company
- filed herein.